SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2006

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 3, 2006, Oscient Pharmaceuticals Corporation (“Oscient”) entered into an agreement (the “Agreement”) with Vicuron Pharmaceuticals, Inc. (“Vicuron”), a wholly owned subsidiary of Pfizer Inc. (“Pfizer”), whereby Oscient, which previously licensed Ramoplanin from Vicuron for the U.S. and Canada, acquired worldwide rights and assumed full control of Ramoplanin manufacturing, development and commercialization. Ramoplanin is currently under development for the potential treatment of Clostridium difficile-associated disease (CDAD).

The Agreement supersedes the earlier License and Supply Agreement signed by the parties on October 8, 2001, as amended on August 8, 2002 and October 22, 2002.

In exchange for the assignment of the rights it received under the Agreement, Oscient has made a one-time, up-front payment to Pfizer and will make additional milestone payments for regulatory filings and approvals in various countries. Under the terms of the Agreement, Oscient will also pay mid-single-digit to low double-digit royalties to Pfizer for net sales of Ramoplanin dependent upon the territory.

Pursuant to the Agreement, Oscient assumed all responsibility for manufacture of Ramoplanin and Pfizer will assist Oscient in the transfer of technological know-how related to its manufacture. Oscient is currently in discussions with potential third-party manufacturers for Ramoplanin in order to secure long term product supply.

The Agreement provides that royalty obligations to Pfizer expire on a country by country basis ten years after the first commercial sale of product in such country.

On February 8, 2006, the Company issued a press release announcing the entering into of the Agreement. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on February 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ STEPHEN COHEN
	Name:	Stephen Cohen
	Title:	Senior Vice President and Chief Financial Officer

Date: February 8, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Oscient Pharmaceuticals Corporation on February 8, 2006.